Exhibit 99.1

[Exelon logo]

News Release

July 16, 2002

From:             Exelon Corporation
                  Corporate Communications
                  P.O. Box 805379
                  Chicago, IL  60680-5379

Contact:          Kellie Szabo, Media Relations, 312.394.3071
                  Linda Byus, CFA, Investor Relations, 312.394.7696

      Exelon Corporation Sees Better than Expected Second Quarter Results

Chicago (July 16, 2002) - Exelon Corporation (NYSE: EXC) announced that its second quarter 2002 earnings from operations, excluding the gain on the sale of an investment, are expected to be more than 15% higher than the consensus estimate of $0.95 per share. The company's prior guidance for the second quarter was 20% of the full year 2002 earnings range of $4.55 per share to $4.85 per share, which suggested operating earnings for the quarter between $0.91 per share and $0.97 per share. Exelon reported second quarter 2001 operating earnings of $0.97 per share. Guidance for the full year 2002 remains $4.55 to $4.85 per share.

Exelon's second quarter reported results will include a gain of about $116 million, $0.36 per share, related to Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia, LLC to a subsidiary of AT&T Wireless Services. The transaction closed on April 1, 2002. Exelon's guidance for operating earnings for the second quarter and for the full year 2002 excludes that gain. Operating earnings guidance for the full year 2002 also excludes the goodwill impairment and severance charge booked in the first quarter.

The better than expected second quarter results reflect a weather-related increase in retail kilowatt-hour deliveries as a result of hot weather in late June. Also, the Cost Management Initiative contributed to strong results for the quarter, which helped offset the impact of lower revenues resulting from lower power prices compared to a year ago. However, given the continued deterioration of wholesale power prices, Exelon is not increasing earnings guidance for the full year at the present time.

Exelon Corporation will report second quarter results on July 31, 2002. A Conference Call is scheduled for 11 AM ET (10 AM CT) on July 31 to discuss the second quarter results and the company's outlook for the balance of 2002. The call-in number in the U.S. is 877/691-0877, and the international call-in number is 973/582-2785.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


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Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.